Constitution Mining Appoints Team of Leading Gold Experts

Lima, Peru – October 2, 2009 - Constitution Mining Corp. (CMIN) has appointed Mr. Gary Artmont of Quito Ecuador, to serve as the new President and Chief Executive Officer of the Company replacing Willem Fuchter.  In addition, Steve McMullan has joined the Board of Directors and Dr. Richard Garnett has been named Senior Technical Field Coordinator.

“As the exploration program on our Peru GoldSands project advances, it is imperative that our management team and field personnel are of the highest caliber. Today’s announcement is an important step forward for the Company. We are very pleased to have attracted these important additions to our team which have proven their ability to develop large scale alluvial deposits”, stated Dr. Michael Stocker, Chairman of the Company.

In the late 1990s, as Indonesian-based chief geologist for Freeport-McMoRan, Mr. Artmont was responsible for the management and coordination of a large regional reconnaissance program and detailed property evaluation program from 1989-1995.  During the late 1990’s through until 2007, Mr. Artmont evaluated acquisition opportunities in Eastern Europe, South America, Southeast Asia China and Mongolia.  His work focused on a wide range of commodities including gold, copper, iron, coal and nickel.  During his career, Mr. Artmont has conducted over 150 site visits to producing mines located throughout the world.  Mr. Artmont was a director of Pac Rim (PRL) from 2000 to 2006 and Prosperity Resources (PSP-ASX) from 2006-2008.  Mr. Artmont is not a director or officer of any other reporting company at the present time.

In addition the Company has appointed Mr. Steve McMullan of Gaborone, Botswana as a Director. Mr. McMullan is an earth scientist specializing in geophysics, and has been involved in exploration for minerals, groundwater, diamonds and engineering studies in Africa, Asia, South and North America for nearly 30 years.  Since 2007, Mr. McMullan has served as Vice President of Exploration of Ecometals Limited, a Canadian public company listed on the Toronto Venture Exchange.  Mr. McMullan is responsible for all aspects of planning, execution, quality assurance, quality control and regulatory compliance of exploration programs conducted by Ecometals Limited. Mr. McMullan is also a member of the Ecometals Disclosure Committee and is responsible for all technical disclosures by the Company.

From 2004 to 2007, Mr. McMullan served as Exploration Geophysicist and Project Manager for Jinshan Gold Mines Limited, a Canadian mining company operating in China, where his responsibilities included regional project generation and evaluation, exploration project management, and mining experience including international standard ESIA (environmental and social impact assessment), process water resources estimation, sampling protocols and quality control for mineral resource estimation and mining grade control, and managing the environmental, health and safety programs.

Mr. McMullan is a member of the Society of Exploration Geophysicists, South African Geophysical Association, Sociedad de Ingenieros del Ecuador and is a Registered Professional Geoscientist with the Association of Professional Engineers and Geoscientists of Saskatchewan, Canada. Mr. McMullan is a Qualified Person under Canadian NI43-101 regulations.

Constitution Mining has also engaged the services of Dr. Richard Garnett of Oakville, Ontario as Senior Technical Field Coordinator and consultant to the Company.  Dr Garnett brings to Constitution 51 years in exploration, production, senior management, and consultancy to alluvial and hard rock mining companies in numerous countries. He is a specialist is exploration, resource delineation and evaluation, mining, and metallurgical recovery as relates to alluvial deposits including marine alluvials and mineral sands.

Dr. Garnett is being enlisted to conduct a site visit to the company’s alluvial gold sands property in northeast Peru. The objective is to inspect the primary sites of gold mineralization in the concession areas to determine if potential exists at these locations for a large dredgeable gold resource, to review and to comment on the drilling, logging and sampling protocols currently being employed. He will review the effectiveness of drilling and shaft sinking systems presently used by the company to test the alluvial gold mineralization and to provide an overview on the relative position of the gold mineralization as it relates to a typical large scale gold alluvial system. Constitution is seeking specific recommendations for future exploration whether it is drilling or reconnaissance style exploration as well as comments on the effectiveness of using remote sensing in basin analysis and the application of geophysics for profile and stratigraphic basin analysis.

Some relevant highlights from Dr. Garnett’s extensive career include the positions of Chief Geologist, and later Mine Manager of the Associated Mines Group of tin companies in Malaysia and Thailand. Manager and Director of ConZinc RioTinto Malaysia, Vice-President of P.T. RioTinto Bethlehem Indonesia. Division Engineer in the Mining Economics Department of Anglo American International, London, England. Division Manager, Base Metals Division, Anglo-American Corporation of S.A., Johannesburg, South Africa, during which time among other major duties, reviewed, advised or directed international alluvial exploration and mining operations especially in New Zealand, Australia, Brazil, and southern Africa. Vice-President (Technical) of Hudson Bay Mining and Smelting, Canada. Technical and Operations Director of WestGold (Anglo American/Minorco’s presence in the U.S.A.), with overall responsibility for marine alluvial gold (dredging) operations at Nome, AK., and the Yuba alluvial gold (dredging) operations in California, together with all alluvial gold exploration in North America.

Dr. Garnett is a Member, (British) Institute of Mining and Metallurgy, the Canadian Institute of Mining, Metallurgy and Petroleum a Chartered Engineer (C.Eng.) in the European Economic Community and is accepted as a Qualified Person for 43-101-compliant reporting and management (for all alluvial deposits).

Mr. Gary Artmont added,” We believe our experienced team can bring much needed additional expertise to assist with the development of the GoldSands Project. We look forward to maximizing the potential of this great opportunity”.

About Constitution Mining Corp.

Our goal is to locate a commercially viable gold deposit and continuously increase the amount of gold underlying each of our outstanding shares. To build such value, we are focusing on the rapidly developing Gold Sands region of Peru, where we have optioned 382 square kilometers (147.5 square miles) of mining properties - the largest such block in the district.

The Gold Sands of Peru were laid down by eons of alluvial erosion. For millions of years, the waters of the Santiago and the Maranon rivers have been carving their way through the gold-rich mountain canyons of the Andes, carrying off vast amounts of gold and depositing much of the treasure in loose gravels and sands - Gold Sands - below the Manseriche gorge in Northeastern Peru. There the rivers reach a broad flood plain, slow to a crawl and release their cargo.

Historical drilling and sampling data from more than 500 test holes in the “Discovery Area” located on Constitution Mining's properties indicates the presence of significant alluvial gold in the region. We have designed programs to confirm the accuracy of this historical data with the intent of capturing the profit potential of the area by applying recently enhanced mining technologies that are especially well suited to low-density, near-surface deposits. These green-mining technologies are energy-efficient and environmentally friendly -- features that support their profitable use.

The implementation of these programs will require the company to secure additional financing.

For further details, please see today’s current 8K filing.

Further information about Constitution Mining Corp may be found at www.ConstitutionMining.com.

On behalf of the Board:

Dr. Michael Stocker - Chairman

Constitution Mining Corp.

Investor Inquiries

Toll Free: 888-475-0070

Direct Dial: 646-755-3352

Email: Info@ConstitutionMining.com

Disclaimer

This release contains forward-looking statements that are based on the beliefs of Constitution Mining Corp. management and reflect Constitution Mining Corp. current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate, "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Constitution Mining Corp. with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. The information contained in this press release is historical in nature, has not been updated, and is current only to the date indicated in this press release. This information may no longer be accurate and therefore you should not rely on the information contained in this press release. To the extent permitted by law, Constitution Mining Corp. and its employees, agents and consultants exclude all liability for any loss or damage arising from the use of, or reliance on, any such information, whether or not caused by any negligent act or omission.